Individual Deferred Variable Annuity Application

US Life

POLARIS
FOR THOSE WHO WANT MORE®

The United States Life Insurance Company in the City of New York

Regular Mail
with checks:
P.O. Box 100357
Pasadena, CA 91189-0357
without checks:
P.O. Box 15570
Amarillo, TX 79105-5570
↑1

Overnight Mail
with checks:
2710 Media Center Drive
Building #6, Suite 120
Los Angeles, CA 90065-1750
without checks:
1050 North Western Street
Amarillo, TX 79106-7011
↑1

Annuity Service Center:
1050 North Western Street
Amarillo, TX 79106-7011
↑1

☎ 1-800-445-7862
↑2

The ➔ indicates a required response. **Please print or type.**

➔ 1 Product Selection *([Solicitation state indicates the state in which this Application is signed.)]*←3

[Product Name (Share Class)]←3	**Solicitation state**
[❑ Polaris Advisory NY (I)] ←3	*(Enter two-character state code)* NY

➔ 2 Owner(s) Information

Applications for certain non-naturally owned contracts may not be accepted. If the Owner indicated below is not a person, please contact the Annuity Service Center prior to submitting this application.

Name____________________ ❑ Male ❑ Female

Address ____________________ City____________________ State______ ZIP__________

Birth Date ____/____/____ SSN or TIN______________ Phone (_____) ______________ Email______________

Joint Owner (if applicable)

Name:____________________ ❑ Male ❑ Female

Address ____________________ City____________________ State______ ZIP__________

Birth Date ____/____/____ SSN ______________ Relationship to Owner ______________ Phone (_____) ______________

➔ 3 Annuitant(s) Information ❑ Same as Owner *(Complete only if different from Owner)*

Name____________________ ❑ Male ❑ Female

Address ____________________ City____________________ State______ ZIP__________

Birth Date ____/____/____ SSN______________ Phone (_____) ______________ Email______________

Joint Annuitant (if applicable)

Name____________________ ❑ Male ❑ Female

Address ____________________ City____________________ State______ ZIP__________

Birth Date____/____/____ SSN ______________ Phone (_____) ______________

4 Beneficiary Information

Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the [Additional Beneficiary Information form ([U2224BNE])] ←4 and submitted with this Application. **Note: If any living benefit is elected with Joint Life (2 covered persons) under Section [6(b)]** ←5 **below, you must provide the spousal beneficiary information here.**

If the beneficiary type is not selected, the beneficiary will be designated as "primary." Multiple beneficiaries will share the death benefit equally unless otherwise specified. For [non-individually owned, custodially held IRAs and tax-qualified plans]←6*, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application.*

1. Beneficiary Name__________ ❑ Primary ❑ Contingent
Address __________ Relationship__________
Beneficiary %______ SSN/TIN______ Phone ______ Birth/Trust Date ______
Email__________ ❑ Male ❑ Female

7→

2. Beneficiary Name__________ ❑ Primary ❑ Contingent
Address __________
Relationship______ Beneficiary %______ SSN/TIN______ Phone (___)______
Birth/Trust Date ______ Email______ ❑ Male ❑ Female

3. Beneficiary Name__________ ❑ Primary ❑ Contingent
Address __________
Relationship______ Beneficiary %______ SSN/TIN______ Phone (___)______
Birth/Trust Date ______ Email______ ❑ Male ❑ Female

4. Beneficiary Name__________ ❑ Primary ❑ Contingent
Address __________
Relationship______ Beneficiary %______ SSN/TIN______ Phone (___)______
Birth/Trust Date ______ Email______ ❑ Male ❑ Female

5 Contract Type (select one) and Source of Funds

Initial Payment: Make check payable to **The United States Life Insurance Company in the City of New York (US Life)**. If this is a 1035 Exchange, Transfer or Rollover, please complete the [Request for Transfer of Assets Form to US Life form ([U2500NB])] ←4and submit it with this Application. See prospectus for minimum Purchase Payment amounts.

9↓

5a. **Non-Qualified Contract**

Indicate type and amount of initial Payment below.

Source of Funds	Amount
❑ Amount enclosed	$______
❑ 1035 Exchange/Transfer Estimated dollars: ←↑8↓→	$______
❑ Other Estimated dollars:	$______
❑ Funds coming direct	$______

9↑

OR

5b. **Qualified Contract**

Indicate type of plan for new contract, source of funds, and amount below.

Type of Plan for New Contract		Source of Funds	Amount
❑ IRA	❑ 401(a)**	❑ Amount enclosed	$______
❑ Roth IRA	❑ 401(k)**	❑ Transfer	$______
❑ SEP	❑ Keogh	❑ Rollover	$______
❑ Other*______	←↑8↓→	❑ Contribution	$______
*(i.e. Bene IRA, PSP, Defined Benefit Plan)		IRA Tax Year:	______
** Is plan subject to ERISA? ❑ Yes ❑ No		❑ Funds coming direct	$______

9↑

6 Benefit Elections

[See your registered representative/licensed agent and/or the prospectus for information about optional elections, including availability, fees and charges, the maximum issue age and Investment Requirements] ←10.

[6(a)] ←5 Optional Living Benefit Elections: You MUST complete I or II below

I. ❑ **I am NOT electing an Optional Living Benefit (proceed to [6(b)] below)**

II. If electing an Optional Living Benefit, you must make choices under **one** of the Living Benefit Elections below.

Living Benefit Elections (Select Feature, Number of Lives, and Income Option)

[Depending on your Living Benefit election and when you take your first withdrawal, the Maximum Annual Withdrawal Amount (MAWA) percentages may be lower (under age [65] ←11) or higher (age [72] ←11 and older) than the percentages shown below. Please see the prospectus for MAWA percentages.] ←11

11→

Select One Feature → ***Step-up Frequency***	❐ [Polaris Income Plus] ←12 *(minimum issue is [45])* ←12 • [Annual (with Income Credit)] ←12	❐ [Polaris Income Plus Daily] ←12 *(minimum issue is [45])* ←12 • [Daily (no Income Credit)] ←12
Select Number of Lives →	12→ [❐Single Life] *or* [❐Joint Life *]	
Select One Income Option →	12→ ❐ [Option 1 – Single Life: [6.0%] MAWA] [Joint Life: [5.5%] MAWA] 12→ ❐ [Option 2 – Single Life: [7.0%] MAWA] [Joint Life: [6.5%] MAWA] 12→ ❐ [Option 3 – Single Life: [5.0%] for Life] [Joint Life: [4.5%] for Life]	

** You must complete the spousal Beneficiary Information in Section 4 for Joint Life Coverage.*

Make your investment choices in Section [7(a)] ←5 for 12→ [Polaris Income Plus] or Section [7(b)] ←5 for [Polaris Income Plus Daily] ←12.

[6(b)] ←6. Optional Death Benefit Election: *If the 13→ [Maximum Anniversary Value] Death Benefit is **NOT** elected, the beneficiary(ies) will receive the 13→ [Standard] death benefit provided in the Contract.*

❑ [Maximum Anniversary Value (MAV)] ←13

7 Investment Selection / Optional Programs

General Instructions

Initial Purchase Payment: *We automatically allocate [**10%**] ←14 of your initial Purchase Payment to the [Secure Value Account (SVA)][, which provides a 1-Year Guarantee Period]. You may allocate the remaining [**90%**] ←14 to one or more of the "Individual Portfolios" below.*

Automatic Asset Rebalancing: *As required by the optional living benefit elected above, if you selected from one or more of the "Individual Portfolios" below, we rebalance your choice(s) quarterly to the original allocations. [We do not include the [Secure Value Account] in rebalancing.]*

If you elected 12→ **[Polaris Income Plus (Annual with Income Credit)**	Select your investment options in Section [7(a)] ←5 and any optional programs in Section [7(c)] ←5 below.
If you elected 12→ **[Polaris Income Plus Daily]**	Select your investment options in Section [7(b)] ←5 and any optional programs in Section [7(c)] ←5 below.
If you are **not** electing a Living Benefit	Skip 7(a)[/7(b)] ←5 and select any optional programs in Section [7(c)] ←5. Complete the Investment Option Election Form (IOEF), which must be included with this Application to make your investment choices.

5→ [7(a).] 15→ [Polaris Income Plus (Annual with Income Credit)] Investment Selection

If you elected 15→[Polaris Income Plus (Annual with Income Credit)] in Section 5→ [6(b)], for this Application to be in good order, you must indicate your investment selection here in one or more of the "Individual Portfolios."

Dollar Cost Averaging: *If you want to invest gradually in your choice(s) below using Dollar Cost Averaging by checking* ***one*** *of the DCA Accounts below. Next, choose your Target DCA allocation(s) (options into which funds will gradually be transferred) under the "Individual Portfolios" section below. DCA Program begins 30 days from the date your initial Purchase Payment is received.*

❑ 6-Month DCA Account Or ❑ 1-Year DCA Account

Automatic Secure Value Account Allocation: [10%] ←15

Individual Portfolios (Invest in one or more of the portfolios below)

To invest directly, not utilizing a DCA Account, make your choices in the ***Payment Allocation*** *column below. To gradually invest using a DCA Account, choose among the funds below using the* ***Target DCA*** *column. Use whole percentages only.*

	Payment Allocation (complete for direct investment)	**Target DCA** (complete if selecting a DCA Account)
Bond Funds (Maximum [90%])←15		
(invest up to [90%] of your initial Purchase Payment in any combination of the following funds; [100%] of your Target DCA) ←15		
Corporate Bond (Federated)	_____%	_____%
Global Bond (GSAMI)	_____%	_____%
Goldman Sachs VIT Government Money Market Fund	_____%	_____%
Government and Quality Bond (WMC)	_____%	_____%
Real Return (WMC)	_____%	_____%
SA JPMorgan MFS Core Bond Portfolio	_____%	_____%
Ultra Short Bond Portfolio (DFA)	_____%	_____%
SunAmerica Dynamic Portfolios (Maximum [90%])←15		
(invest up to [90%] of your initial Purchase Payment in any combination of the following funds; [100%] of your Target DCA) ←15		
SunAmerica Dynamic Allocation Portfolio	_____%	_____%
SunAmerica Dynamic Strategy Portfolio	_____%	_____%
Single Manager Volatility Control Portfolios (Maximum [90%])←15		
(invest no more than [50%] of your initial Purchase Payment in each of the following funds) ←15		
SA BlackRock VCP Global Multi Asset Portfolio	_____%	_____%*
SA Schroders VCP Global Allocation Portfolio	_____%	_____%*
SA T.Rowe Price VCP Balanced Portfolio	_____%	_____%*
VCP Managed Asset Allocation SAST Portfolio (CRMC)	_____%	_____%*
VCP Total Return Balanced (PIMCO)	_____%	_____%*
VCP Value (Invesco)	_____%	_____%*
Total of Individual Funds and/or VCP	[90] % ←15	100%

**Allocate no more than [55%] of your Target DCA to each of the following funds.* ← 15

5→[7(b)]. 16→ [Polaris Income Plus Daily] – Investment Selection

If you elected 16→ [Polaris Income Plus Daily] in Section5→ [6(b)], for this Application to be in good order, you must indicate your investment selection here in one or more of the "Individual Portfolios."

Dollar Cost Averaging: *If you want to invest gradually in your choice(s) below using Dollar Cost Averaging by checking* ***one*** *of the DCA Accounts below. Next, choose your Target DCA allocation(s) (options into which funds will gradually be transferred) under the "Individual Portfolios" section below. DCA Program begins 30 days from the date your initial Purchase Payment is received.*

❑ 6-Month DCA Account Or ❑ 1-Year DCA Account

Automatic Secure Value Account Allocation: [10%] ←16

Individual Portfolios (Invest in one or more of the portfolios below)

To invest directly, not utilizing a DCA Account, make your choices in the ***Payment Allocation*** *column below. To gradually invest using a DCA Account, choose among the funds below using the* ***Target DCA*** *column. Use whole percentages only.*

Funds	Payment Allocation (complete for direct investment)	Target DCA (complete if selecting a DCA Account)
(Invest up to [90%]←16 of your initial Purchase Payment in any combination of the following funds; [100%]←16 of your Target DCA)		
Asset Allocation Portfolios		
American Funds Asset Allocation SAST Portfolio	____%	____%
Asset Allocation (Edge)	____%	____%
Balanced (JPMorgan)	____%	____%
SA BlackRock Multi-Asset Income	____%	____%
SA MFS Total Return	____%	____%
Actively Managed Fund-of-Funds		
Managed Allocation Balanced (SAAMCo)	____%	____%
Managed Allocation Moderate (SAAMCo)	____%	____%
Managed Allocation Moderate Growth (SAAMCo)	____%	____%
Managed Allocation Growth (SAAMCo)	____%	____%
Actively Managed Fund-of-Funds with Volatility Control		
SunAmerica Dynamic Allocation Portfolio (SAAMCo/AB)	____%	____%
SunAmerica Dynamic Strategy Portfolio (SAAMCo/AB)	____%	____%
Fixed Income Portfolios		
Corporate Bond (Federated)	____%	____%
Global Bond (Goldman Sachs)	____%	____%
Goldman Sachs VIT Government Money Market Fund	____%	____%
Government and Quality Bond (Wellington)	____%	____%
Real Return (Wellington)	____%	____%
SA JPMorgan MFS Core Bond Portfolio	____%	____%
Ultra Short Bond Portfolio (DFA)	____%	____%
Volatility Control Portfolios		
SA BlackRock VCP Global Multi Asset Portfolio	____%	____%
SA Schroders VCP Global Allocation Portfolio	____%	____%
SA T. Rowe Price VCP Balanced Portfolio	____%	____%
VCP Managed Asset Allocation SAST Portfolio (Capital Group)	____%	____%
VCP Total Return Balanced Portfolio (PIMCO)	____%	____%
VCP Value (Invesco)	____%	____%
Total	[90]% ←16	[100]% ←16

7 Optional Programs 5 [7(c)]. Optional Programs ❑ Systematic Withdrawal: Include the [Systematic Withdrawal Program form ([U5550SW])]4 with this Application. ❑ Automatic Asset Rebalancing:* I request the investment options referenced in 5 [7(a)] or [7(b)] above or designated in the Investment Option Election Form to be rebalanced at the frequency selected below. (Select only one)❑ Quarterly**❑ Semiannually❑ Annually * Unless separate asset allocation rebalancing instructions are provided and included with this Application, if a DCA Account is elected, we will use Target DCA instructions indicated for Automatic Asset Rebalancing instructions. ** If you elected an Optional Living Benefit, Automatic Asset Rebalancing is done quarterly. 5 [7(d)]. Electronic Transaction and Electronic Delivery Authorization ❑ Yes❑ No Electronic Transaction Authorization As the Owner, I will receive this privilege. If a Contract has Joint Owners, each Owner may individually make electronic requests. By checking “Yes,” I am also authorizing and directing the Company to act on electronic instructions from any other person(s) authorized by the Owner of the Contract who can furnish proper identification. The Company will use reasonable procedures as established by the Company to confirm that these instructions are authorized and genuine. If no selection is made, the Company will assume that you do not authorize electronic requests. ❑ Yes❑ No Electronic Delivery Consent I consent to electronic delivery by the Company, when available, of:
Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds) Account documents (quarterly statements and confirmations) Related correspondence (privacy notice and other notices to customers) I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—in the form of a compact disc, by email, or by notice to me of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service. I understand that: There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage. I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery. The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. This consent is effective until further notice by the Company or until I revoke it. Please call [1-800-445-7862]2if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application. 8 Acknowledgements and Signature(s) 8(a). Replacement ❑ Yes ❑ No Do you have any existing life insurance policies or annuity contracts (Must check either Yes or No.) ❑ Yes ❑ No Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance policies or annuity contracts (Must check either Yes or No) Please provide the replacement information on the required forms, which can be obtained from your registered representative/licensed agent/insurance producer, and include them with this Application. 8(b). Statement of Owner(s) My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application shall be attached and made a part of any Contract issued by the Company. Further: • I acknowledge receipt, either physically or electronically, of the current prospectuses for this variable annuity and the applicable underlying funds. • I acknowledge I have read the current prospectuses for this variable annuity and the applicable underlying funds carefully and understand their contents.

USL-580 (1/16)

8 Acknowledgements and Signature(s) continued •I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State. • [After consulting with my registered representative/licensed agent/insurance producer and reviewing my prospectus, I confirm that this variable annuity and my share class election is suitable for my objectives and needs.] • If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan. • I understand that Subsequent Purchase Payment(s) received on or after the first Contract Anniversary will not be added to the Contract if an optional Guaranteed Living Benefit is elected. • I understand that the Fixed Account Option is not available on the Contract Date. • My signature below indicates that I am providing my investment allocation election on the separate Investment Option Election Form[, if applicable,] included with this Application. Owner’s signature Date Joint owner’s signature (if applicable) Date Important: 18[If applicable, t]he Investment Option Election Form must be included with your Application to ensure that your Application is processed immediately. 9 Registered Representative / Licensed Agent/Insurance Producer Information and Signature(s) ❑ Yes ❑ No Do you have reason to believe that the applicant has any existing life insurance policies or annuity contracts ❑ Yes❑ No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued I affirm that I have instructed the applicant to answer the questions in Section 8(a) appropriately. I am providing the replacement information on the required forms that can be obtained at [aig.com/annuities] 19 and including them with this Application. I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current, approved sales material. I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application. 1. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature SSN (1st 5 digits ONLY)              Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print) Address City State ZIP Phone ( ) Licensed Agent/Insurance Producer ID number Email 2. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature SSN (1st 5 digits ONLY)-              Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print) Address City State ZIP Phone ( ) Licensed Agent/Insurance Producer ID number Email 18 20

USL-580 (1/16)

9 Registered Representative / Licensed Agent/Insurance Producer Information and Signature(s) continued 3. Registered Representative’s/Licensed Agent’s/Insurance Producer’s signature SSN (1st 5 digits ONLY)-              Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print) Address City State ZIP Phone ( ) Licensed Agent/Insurance Producer ID number Email If more than one representative, please indicate applicable percentages (must total 100%): Representative 1 Representative 2 Representative 3 Note: If there are more than [three]20 representatives, please attach all required representative information, including applicable percentages (must total 100%) among all representatives, on a separate document. 20 20

USL-580 (1/16)